Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Lawrence A. Oberkfell, President, Chief Executive Officer, and Chairman of the Board of SureBeam Corporation (the "Registrant"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) the Quarterly Report on Form 10-Q of the Registrant for the period ended September 30, 2002 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 14, 2002	By:	/s/ Lawrence A. Oberkfell
Lawrence A. Oberkfell
President, Chief Executive Officer
and Chairman of the Board